SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials.

☐ Soliciting Material Pursuant to Rule 14a-12

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

GBC BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GBC Bancorp, Inc.
165 Nash Street
Lawrenceville, Georgia 30045

Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Shareholders’ Meeting of GBC Bancorp, Inc., to be held at the main office of Gwinnett Banking Company at 165 Nash Street, Lawrenceville, Georgia 30045 on Tuesday, June 17, 2003, at 9:00 a.m., local time, notice of which is enclosed.

     A proposal to elect ten Directors to serve until the 2004 Annual Shareholders’ Meeting is to be presented at the meeting. This proposal has been approved unanimously by your Board of Directors and is recommended by the Board to you for approval. Each member of the Board of Directors has agreed to vote all shares of our common stock owned by such Director in favor of each nominee.

     A plurality of our outstanding common stock present in person or represented by proxy and entitled to vote at the meeting will be required to elect ten Directors to serve until the 2004 Annual Shareholders’ Meeting.

     We hope that you will be able to join us and let us give you a review of 2002. Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.

     Your vote is very important and we appreciate your cooperation in considering and acting on the matters presented.

Sincerely,

/s/ Larry D. Key Larry D. Key, Chairman of the Board, President and Chief Executive Officer

Lawrenceville, Georgia
April 28, 2003

GBC Bancorp, Inc.
165 Nash Street
Lawrenceville, Georgia 30045
(770) 995-0000

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD JUNE 17, 2003

     Notice is hereby given that the 2003 Annual Shareholders’ Meeting of GBC Bancorp, Inc., will be held at the main office of Gwinnett Banking Company at 165 Nash Street, Lawrenceville, Georgia 30045, on Tuesday, June 17, 2003, at 9:00 a.m., local time, for the following purposes:

     1.     Election of Directors. To elect ten nominees for Director to serve until the 2004 Annual Shareholders’ Meeting; and

     2.     Other Business. The transaction of such other business as may properly come before the meeting, including adjourning of the meeting to permit, if necessary, further solicitation of proxies.

     A plurality of our outstanding common stock present in person or represented by proxy at the meeting will be required to elect the ten nominees for Director. Only shareholders of record at the close of business on April 15, 2003, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof.

     The Board of Directors unanimously recommends that holders of our common stock vote “FOR” the election of each of the nominees for Director.

     We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. You may revoke your proxy by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the meeting.

By Order of the Board of Directors

/s/ Larry D. Key Larry D. Key, Chairman

Lawrenceville, Georgia
April 28, 2003

VOTING INFORMATION
PROPOSAL 1 — ELECTION OF DIRECTORS
EXECUTIVE AND OTHER OFFICERS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
GENERAL INFORMATION
OTHER MATTERS
Exhibit “A”

GBC Bancorp, Inc.

Proxy Statement For 2003 Annual Shareholders’ Meeting

GBC BANCORP, INC.
PROXY STATEMENT FOR
2003 ANNUAL SHAREHOLDERS’ MEETING

VOTING INFORMATION

Purpose

     This Proxy Statement is being furnished to you in connection with the solicitation by and on behalf of our Board of Directors of proxies for use at our 2003 Annual Shareholders’ Meeting, at which you will be asked to vote upon a proposal to elect ten Directors to serve until our 2004 Annual Shareholders’ Meeting (see Proposal 1).

     The meeting will be held at 9:00 a.m., local time, on Tuesday, June 17, 2003, at the main office of Gwinnett Banking Company at 165 Nash Street, Lawrenceville, Georgia 30045. This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about April 28, 2003. We are a bank holding company organized in 1996 under the laws of the State of Georgia. Our subsidiary, Gwinnett Banking Company (the “Bank”), commenced operations on October 31, 1997, as a state-chartered commercial bank.

Proxy Card and Revocation

     You are requested to promptly sign, date, and return the accompanying proxy card to us in the enclosed postage-paid envelope. Any shareholder who has delivered a proxy may revoke it at any time before it is voted by either electing to vote in person at the meeting or by giving notice of revocation in writing or submitting to us a signed proxy bearing a later date, provided that we actually receive such notice or proxy prior to the taking of the shareholder vote. Any notice of revocation should be sent to GBC Bancorp, Inc., 165 Nash Street, Lawrenceville, Georgia 30045, Attention: John T. Hopkins, III, Corporate Secretary. The shares of our common stock represented by properly executed proxies received at or prior to the meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted “FOR” the election of the ten nominees for Director. As of the date of this Proxy Statement, we are unaware of any other matter to be presented at the meeting.

Who Can Vote; Voting of Shares

     Our Board of Directors has established the close of business on April 15, 2003, as the record date for determining our shareholders entitled to notice of and to vote at the meeting. Only our shareholders of record as of the record date will be entitled to vote at the meeting. The affirmative vote of a plurality of our outstanding common stock present in person or represented by proxy and entitled to vote at the meeting will be required to elect ten Directors to serve until the 2004 Annual Shareholders’ Meeting. A plurality means that the ten nominees who receive the largest number of votes will be elected as Directors. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees. The affirmative vote of a majority of our outstanding common stock present in person or represented by proxy and entitled to vote at the meeting will be required to approve any other proposals considered at the meeting.

     Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In such cases, those shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to those matters for which the broker cannot vote. If a shareholder abstains from voting on a mater, those shares will be counted for the purpose of determining if a quorum is present, but will have no effect of the outcome of proposal to elect ten Directors.

     As of the record date, there were 1,711,083 shares of our common stock outstanding and approximately 750 holders of record of shares of our common stock outstanding and entitled to vote at the meeting, with each share entitled to one vote.

     The presence, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote at the meeting is necessary to constitute a quorum of the shareholders in order to take action at the meeting. For these purposes, shares of our common stock that are present, or represented by proxy, at the meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

How You Can Vote

     You may vote your shares by marking the appropriate boxes on the enclosed proxy card. You must sign and return the proxy card promptly in the enclosed self-addressed envelope. Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the meeting in person.

PROPOSAL 1 — ELECTION OF DIRECTORS

Number of Directors

     Our Board of Directors currently consists of ten Directors, each of whom also serves as a Director of the Bank. Our Bylaws provide that our Board of Directors will consist of not less than seven, nor more than fifteen members, the precise number to be determined from time to time by the Board of Directors. The number of Directors has been set at ten by the Board.

Nominees

     We have selected ten nominees that we propose for election to our Board of Directors. The nominees are: Larry D. Key, James B. Ballard, Jerry M. Boles, W. H. Britt, Richard F. Combs, William G. Hayes, Douglas A. Langley, Norris J. Nash, J. Joseph Powell and William S. Stanton, Jr. Each of the nominees presently serves on our Board of Directors. It is intended that each Proxy solicited on behalf of the Board of Directors will be voted only for the election of designated nominees.

     Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the proxy will be voted for such other person as may be designated by the Board of Directors (or to reduce the number of persons to be elected by the number of persons unable to serve), but in no event will the proxy be voted for more than ten nominees.

     The Board of Directors unanimously recommends that you vote FOR each nominee.

Board of Directors

     The following table sets forth the names and ages as of December 31, 2002, for the current members of our Board of Directors, each of whom is also a member of the Board of Directors of the Bank.

NAME	AGE	POSITION HELD

Larry D. Key	57	President, Chief Executive Officer and Chairman
James B. Ballard	58	Director
Jerry M. Boles	62	Director
W. H. Britt	64	Director
Richard F. Combs	55	Director
William G. Hayes	64	Director
Douglas A. Langley	44	Director
Norris J. Nash	75	Director
J. Joseph Powell	58	Director
William S. Stanton, Jr.	47	Director

Meetings and Committees of the Board

     Our Board of Directors held 12 meetings during 2002. Each Director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. Our Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. During 2002, the Board of Directors did not have a standing nominating committee, although the functions of such committee were performed by the full Board of Directors.

     The Audit Committee presently consists of Messrs. Britt, Combs and Stanton. The Audit Committee has been assigned the principal functions of:

•	appointing, compensating, retaining and meeting with the independent auditors;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving the annual report of the independent auditors;

•	meeting with management regarding audit matters;

•	engaging independent counsel and other advisors as it deems necessary to carry out its duties;

•	approving the annual financial statements; and

•	reviewing and approving summary reports of the auditor’s findings and recommendations.

     The Audit Committee held six meetings during 2002. In 2003, the Board of Directors adopted a written charter for the Audit Committee, a copy of which is attached hereto as Exhibit A.

     The Compensation Committee presently consists of Messrs. Ballard, Boles, Key, Nash and Stanton. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management and equity compensation awards under our stock-based plans. The Compensation Committee held two meetings during 2002.

     The functions of a nominating committee are performed by the full Board of Directors. The Board will consider shareholder nominations for Director which are presented in accordance with established procedures. See “General Information — Shareholder Proposals for 2004 Annual Meeting,” below.

Director Compensation

     Our Directors receive no fees, bonuses or payments for their service on our Board of Directors. The Bank pays $500 to each Director for each meeting of the Board of Directors attended. Effective January 1, 2001, we established a “Deferred Fee Unit” plan in which members of the Bank’s Board of Directors and, to the extent that we pay Directors’ fees, our Board of Directors, may choose to receive “deferred fee units” as consideration for their Directors’ fees in lieu of cash. The deferred fee units assigned to the Directors equal the number of shares of our common stock that could be purchased at the then-current fair market value of such shares with the amount of fees deferred. The deferred fee units are available to be settled in cash at the then-current fair market value of our common stock when the Director’s service is terminated or there is a change in control. The Director may receive a lump sum cash payment for the value of the deferred fee units or defer cash payments for a period of up to ten years. At December 31, 2002, a total of 14,559 units have been assigned to the Bank’s Directors under this plan.

Certain Relationships and Related Transactions

     The Bank leases its main office banking facilities under a noncancelable operating lease agreement from GBC Properties, LLC, a limited liability company formed by our Directors. The lease term is for 15 years with the monthly rental payment adjusting every fifth year for changes in the Consumer Price Index. The lease agreement requires the Bank to pay normal operating and occupancy expenses of the facilities.

     The Bank has banking and other business transactions in the ordinary course of business with our Directors and officers and the Directors and officers of the Bank, including members of their families or corporations, partnerships or other organizations in which such Directors and officers have a controlling interest. When such transactions occur, they are on substantially the same terms (including price, interest rate and collateral) as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions do not involve more than the normal risk of collectability or present other unfavorable features to us.

EXECUTIVE AND OTHER OFFICERS

     The following table sets forth the name, age and position of each of our executive officers.

Name	Age	Positions Held

Larry D. Key	57	President, Chief Executive Officer and Chairman of the Board of Directors
John T. Hopkins III	61	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Michael A. Roy	57	Executive Vice President and Chief Credit Officer of the Bank

     The following table sets forth the name, age and position of each of our other officers.

Paul C. Birkhead	56	Senior Vice President and Senior Commercial Loan Officer of the Bank
Michael L. Couch	47	Senior Vice President and Senior Construction Loan Officer of the Bank
Jerry M. Barfield	64	Senior Vice President, Construction Lending of the Bank
Jan Smith	51	Senior Vice President and Senior Commercial Loan Officer of the Bank
Marcia N. Watkins	57	Senior Vice President and Internal Auditor of the Bank
Katrina M. Winberg	32	Senior Vice President, SBA Lending of the Bank

     Our officers are appointed by the Board of Directors and serve until their successors are duly elected and qualified. There are no family relationships among any of our officers or Directors.

Biographies of Directors and Officers

     James B. Ballard has been a member of our Board of Directors since 1996. Mr. Ballard was the Chief Executive Officer, founder and a member of the board of directors from 1972 until January 1996 of Spartan Constructors, Inc. Mr. Ballard currently serves as President and Chief Executive Officer of The Spartan Group, an industrial contractor serving the continental United States.

     Jerry M. Barfield has served as Senior Vice President, Construction Lending since joining the Bank in June 2001. Prior to June 2001, Mr. Barfield served as Senior Vice President, Construction Lending for Colonial Bank. Mr. Barfield served as Senior Vice President, Construction Lending of Commercial Bank of Georgia from 1988 until the merger with Colonial Bank in 1996.

     Paul C. Birkhead has served as Senior Vice President and Senior Commercial Loan Officer of the Bank since 1997. Mr. Birkhead was Executive Vice President and Senior Lending Officer of Commercial Bank of Georgia from 1988 when Commercial Bank opened until July 1995 when he resigned to participate in our organizing group. Mr. Birkhead was Group Vice President of Commercial Lending of Heritage Bank from 1984 until November 1987, when Heritage merged with Bank South, N.A. Mr. Birkhead was Vice President of Commercial Lending for Bank South, N.A. until he resigned in January 1988 to join the organizing group of Commercial Bank of Georgia.

     Jerry M. Boles has been a member of our Board of Directors since 1996. Mr. Boles has been in the wholesale automotive after-market for 40 years. Mr. Boles is owner and President of Boles Parts Supply, Inc., which was founded in 1964, with headquarters in Atlanta, Georgia and distribution warehouses in Oklahoma City, Oklahoma; Tappahannock, Virginia and Dahlonega, Georgia.

     W. H. Britt has been a member of our Board of Directors since 1996. Mr. Britt has been an active businessman in the Gwinnett County area since 1960. He is the founder and owner of W. H. Britt and Associates, Inc., a real estate brokerage and development company. Mr. Britt was an organizer of Gwinnett County Bank in 1972 and served as a director until 1987 when the bank was merged with Heritage Bank.

     Richard F. Combs has been a member of our Board of Directors since 1997. Mr. Combs is the Founder and President of Pureflow Ultraviolet, Inc., a company specializing in ultraviolet disinfecting equipment, parts and services to industrial clients since 1978. Mr. Combs also serves on the board of directors of Added Communications of Georgia, Inc., a company that manufactures telephone communications equipment.

     Michael L. Couch has served as Senior Vice President and Senior Construction Loan Officer of the Bank since February 1998. Prior to February 1998, Mr. Couch served as Senior Vice President of Construction Lending for Colonial Bank. Colonial Bank acquired Commercial Bank of Georgia in 1996. Mr. Couch served as Senior Vice President of Commercial Bank of Georgia from 1988 until the merger with Colonial Bank in 1996.

     William G. Hayes has been a member of our Board of Directors since 1997. Mr. Hayes is President and Chairman of Hayes, James and Associates, an engineering and survey company based in Duluth, Georgia. Mr. Hayes was a director of the First National Bank of Gwinnett from 1984 to 1986.

     John T. Hopkins III has served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of us and the Bank since 1996. Mr. Hopkins was the Chief Financial Officer and Executive Vice President of Commercial Bank of Georgia until he resigned in July 1996 to participate in our organizing group. Mr. Hopkins was Chief Financial Officer and Chief Operating Officer of Paragon Mortgage from 1993 to 1995. He was Chief Financial Officer of West Corp., which operated commercial, electrical and mechanical contracting companies, from 1989 to 1993. From 1985 to 1989, he was Internal Auditor and Chief Financial Officer of Heritage Bank and Corporate Accountant of Williams Service Group. Prior to 1985, Mr. Hopkins was a partner with H. H. Brunet and Company, Certified Public Accountants, specializing in the financial services industry.

     Larry D. Key has been President, Chief Executive Officer and Chairman of us and the Bank since 1996. Mr. Key was the Executive Vice President and Chief Lending Officer of Commercial Bank of Georgia from the merger of Commercial Bank of Georgia and Commercial Bank of Gwinnett in March 1995 until he resigned in July 1996 to participate in our organizing group and the Bank’s organizing group. Mr. Key served as President and Chief Executive Officer of the former Commercial Bank of Georgia from 1994 until the merger. He served as Executive Vice President and Chief Credit Officer of

the former Commercial Bank of Georgia from 1992 until 1994. Mr. Key was Senior Vice President from the opening of the former Commercial Bank of Georgia in 1988 until 1992. He was Group Vice President and an advisory director of Heritage Bank from 1984 until 1987. Mr. Key was part owner and manager of Moores Building Center, Inc. in Dahlonega, Georgia from 1987 to 1988. Mr. Key served as a director of Commercial Bancorp of Georgia, Inc. and Commercial Bank of Georgia from their initial organization in 1988 until July 1996.

     Douglas A. Langley has been a member of our Board of Directors since 1997. Mr. Langley is the current managing partner of Ashworth and Associates, a CPA firm in Tucker and Lawrenceville, Georgia. He has been a member of the firm since 1977. Mr. Langley is also a shareholder of Gwinnett Financial Services, Inc. and is an investment advisor and holds insurance licenses.

     Norris J. Nash has been a member of our Board of Directors since 1996. Mr. Nash is the President of Metropolitan Land Development and Investment Corporation and Gwinnett-DeKalb, Inc. He has been a real estate developer since 1962. Mr. Nash has served as director of the former Gwinnett County Bank, and on the Advisory Board of Wachovia Bank of Georgia, N.A. Mr. Nash was a member of the House of Representatives for Gwinnett County, District 22, Post #1 from 1967 to 1969.

     J. Joseph Powell has been a member of our Board of Directors since 1997. Mr. Powell has been President of Joe Powell and Associates, Inc. since 1971 representing Liebert Corporation, provider of mechanical equipment for computer operations.

     Michael A. Roy has served as Executive Vice President and Chief Credit Officer of the Bank since 1997. He served as an Assistant Director and a Field Manager with the Office of Thrift Supervision in Atlanta, Georgia, from 1988 through 1997 when he resigned to join the Bank. Prior to that time, he was Vice President and Senior Lender at Capital-Union Savings, FA in Baton Rouge, Louisiana for three years and was Executive Vice President and Director at Citizens Savings and Loan Association in Baton Rouge, Louisiana for eight years.

     Jan Smith has served as Senior Vice President and Senior Commercial Loan Officer of the Bank since March 2000. Prior to joining us, Mr. Smith was employed in the same capacity for 10 years at Colonial Bank, which purchased Commercial Bank of Georgia in 1996.

     William S. Stanton, Jr. has been a member of our Board of Directors since 1996. Mr. Stanton is President of Print Direction, Inc. and Atlanta Screen Print, Inc. Mr. Stanton has served as President of Print Direction since its inception in 1984 and Atlanta Screen Print since 1988. He was an Account Representative with Xerox Corporation from 1977 to 1981.

     Marcia N. Watkins has served as Senior Vice President of the Bank since 1996 and as Internal Auditor of the Bank since 2000. She served as Senior Vice President and Chief Operations Officer of Commercial Bank of Georgia from its inception in February 1988 to June 1996. Ms. Watkins was one of the original seven employees involved in the opening of Gwinnett County Bank, a/k/a Heritage Bank, in February 1971. Ms. Watkins served as Senior Operations Officer of Heritage Trust from February 1986 to February 1988. Ms. Watkins held various positions with the Heritage Bank, including Vice President and Cashier between 1971 and 1986.

     Katrina M. Winberg has served as Senior Vice President, SBA Lending since joining the Bank in May of 2002. Prior to May 2002, Ms. Winberg was Vice President, SBA Lending with Premier Bank. Ms. Winberg worked for the U.S. Small Business Administration from 1991 to 1997, holding the position of Commercial Loan Specialist, Finance Division from 1994 to 1997.

EXECUTIVE COMPENSATION

     The following table provides information with respect to the annual compensation for services in all capacities for 2000, 2001 and 2002 for our Chief Executive Officer and Chief Financial Officer. No other officer earned more than $100,000 in 2002.

Summary Compensation Table

						Long Term
Annual Compensation(1)						Compensation(1)

				Other Annual		Securities
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)		Underlying Options

Larry D. Key
President, Chief	2002	171,500	30,000	11,600	(2)	12,000
Executive Officer	2001	157,300	30,000	10,794	(2)	12,000
and Chairman	2000	143,000	—	—		10,000
John T. Hopkins III
Chief Financial Officer	2002	125,300	22,500	6,100	(3)	9,000
and Executive Vice	2001	104,500	20,000	6,100	(3)	9,000
President	2000	95,000	—	—		7,500

(1)	In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table does not include medical, group life insurance or other benefits that are available to all salaried employees and certain perquisites and other benefits, securities or property that do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus shown in the table.

(2)	Consists of 828 Deferred Fee Units received pursuant to our Deferred Fee Unit Plan in lieu of fees that Mr. Key would have otherwise received for his service on the Bank’s Board of Directors.

(3)	Consists of 438 Deferred Fee Units received pursuant to our Deferred Fee Unit Plan in lieu of fees that Mr. Hopkins would have otherwise received for his service on the Bank’s Board of Directors

Option Grants in 2002

     The following table provides certain information concerning individual grants of stock options made during 2002 to our Chief Executive Officer and Chief Financial Officer.

	Individual Grants

	Number of
	Securities	Percent of Total
	Underlying	Options Granted to	Exercise
	Options	Employees In Fiscal	Price Per	Expiration
Name	Granted(#)(1)	Year	Share($)	Date

Larry D. Key	12,000	16.25%	$14.00	01/16/12
John T. Hopkins III	9,000	12.19%	$14.00	01/16/12

(1)	All stock options were granted pursuant to our 1998 Stock Incentive Plan at an exercise price not less than fair market value on the date they were granted.

Aggregated Option Exercises in 2002
and Year-End Option Values

     The following table provides information regarding exercisable and unexercisable stock options held as of December 31, 2002, by our Chief Executive Officer and Chief Financial Officer. Neither Mr. Key nor Mr. Hopkins exercised any options in 2002.

	Number of Shares	Dollar Value	Number of Securities Underlying
	Acquired	Realized	Unexercised Options at Fiscal		Value of Unexercised In-the-Money
	On Exercise(#)	($)(1)	Year End(#)		Options at Fiscal Year End ($)(2)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Larry D. Key	—	—	40,000	—	120,000	—
John T. Hopkins III	—	—	30,500	—	86,000	—

(1)	There was no public trading market for our common stock as of December 31, 2002. Accordingly, these values have been calculated by determining the difference between the estimated fair market value of our common stock underlying the option as of December 31, 2002 ($14.00 per share) and the exercise price per share payable upon exercise of such options. The fair market value of our common stock was based on the per share offering price in our recent public offering.

Equity Compensation Plan Information

     The following table provides information as of December 31, 2002, with respect to our compensation plans under which our equity securities are authorized for issuance:

Number of
securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	excluding
	options, warrants	options, warrants	securities already
Plan Category	and rights	and rights	issued

Equity compensation plans approved by stockholders (1)	262,325	$11.16	137,675
Equity compensation plans not approved by stockholders	N/A	N/A	N/A

(1)	Consists of options granted pursuant to our 1998 Stock Incentive Plan.

Stock Option Plan

     In October 1999, our shareholders adopted the 1998 Stock Option Plan of GBC Bancorp, Inc. (the “1998 Option Plan”). Under the 1998 Option Plan, our Board of Directors, or the Compensation Committee of our Board of Directors, has the flexibility to determine the type and amount of awards to be granted to eligible participants. The 1998 Option Plan is intended to secure for us and our shareholders the benefits arising from ownership of our common stock by individuals employed or retained by us or the Bank who will be responsible for our future growth. The 1998 Option Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with us and the Bank, including advisory relationships where appropriate, and to provide individuals with an additional incentive to contribute to our success.

     The Board or the Compensation Committee may grant incentive stock options and nonqualified stock options under the 1998 Option Plan.

     Officers, key employees, employee directors, consultants and other independent contractors or agents of us or the Bank who are responsible for or contribute to the management, growth or profitability of our business will be eligible for selection by our Board of Directors or the Compensation Committee to participate in the 1998 Option Plan, provided, however, that incentive stock options may be granted only to a person employed by us or the Bank.

     The Georgia Department of Banking and Finance has placed certain restrictions on the award of options under the 1998 Option Plan. In particular, any option granted under the 1998 Option Plan may be subject to accelerated exercise or forfeiture if our Tier 1 leverage capital falls below certain minimum regulatory requirements. Additionally, since the Georgia Department of Banking and Finance must grant prior approval to any shareholder (including the shareholder’s spouse and children) before a shareholder may own more than 20% of our outstanding stock, the exercise of options may be limited by the Georgia Department of Banking and Finance. The Georgia Department of Banking and Finance may lift these restrictions in the future.

     We have authorized and reserved for issuance an aggregate of 400,000 shares of our common stock under the 1998 Option Plan. As of December 31, 2002, we had granted options to purchase 262,325 shares of our common stock. The shares of common stock issuable under the 1998 Option Plan are authorized but unissued shares. If any of the options granted under the 1998 Option Plan expire, terminate or are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares subject to those expired, terminated or forfeited options will again be available for purposes of the 1998 Option Plan. The 1998 Option Plan will continue in effect until December 14, 2008, unless sooner terminated under the general provisions of the 1998 Option Plan.

     The 1998 Option Plan is administered by the Board of Directors or upon its delegation to the Compensation Committee of the Board of Directors, by the Compensation Committee, consisting of not less than two Directors who are “non-employee Directors.” Subject to the foregoing limitations, as applicable, the Board of Directors may from time to time remove members from the Compensation Committee, fill all vacancies on the Compensation Committee, however caused, and may select one of the members of the Compensation Committee as its chairman. The Compensation Committee may hold meetings at such times and places as they may determine, will keep minutes of their meetings, and may adopt, amend and revoke rules and procedures in accordance with the terms of the 1998 Option Plan.

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.

     Management is responsible for our internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to our financial reporting, and reviews the results and scope of the audit and other services provided by our independent auditors. Each of the members of the Audit Committee are

“independent,” as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, Inc.

     In this context, the Audit Committee has met and held discussions with management and our independent auditors regarding our consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with the U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors. The Audit Committee discussed with our independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received from our independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

     Based upon the Audit Committee’s discussion with management and our independent auditors and the Audit Committee’s review of the representations of management and the report of our independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors:

W.H. Britt
Richard F. Combs
William S. Stanton, Jr.

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

INDEPENDENT AUDITORS

     The Board of Directors has appointed Mauldin & Jenkins, LLC, our current independent auditors, to audit our financial statements for the fiscal year ending December 31, 2003. We expect that one or more representatives of Mauldin & Jenkins, LLC, will be present at the annual meeting, have the opportunity to make a statement if they so desire to do so and be available to respond to appropriate questions.

     Fees billed or to be billed to us by Mauldin & Jenkins, LLC for 2002 and 2001 are as follows:

     Audit Fees. The aggregate audit fees billed or to be billed to us by Mauldin & Jenkins, LLC during 2002 and 2001 for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-QSB during such years totaled $36,836 and $45,618, respectively.

     Audit-Related Fees. Mauldin & Jenkins, LLC did not bill us for any fees during 2002 and 2001 for assurance and related services related to the audit or review of our financial statements.

     Tax Fees. The aggregate fees billed or to be billed to us by Mauldin & Jenkins, LLC during 2002 and 2001 for tax compliance, tax advice and tax planning services totaled $4,650 and $3,500, respectively.

     All Other Fees. The aggregate fees billed or to be billed to us by Mauldin & Jenkins, LLC during 2002 and 2001 for services outside of the audit and review of our financial statements and for tax-related services totaled $2,500 and $0, respectively. The fees billed in 2002 consisted of consulting fees related to the implementation of our asset/liability policy.

     Our Audit Committee has determined that the rendering of the non-audit services by Mauldin & Jenkins, LLC, is compatible with maintaining the auditor’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information concerning beneficial ownership of our common stock as of April 15, 2003, by:

     •     each shareholder that we know owns more than 5% of our outstanding common stock;

     •     each of our named executive officers;

     •     each of our Directors; and

     •     all of our Directors and executive officers as a group.

     The following table lists the applicable percentage of beneficial ownership based on 1,711,083 shares of common stock outstanding as of April 15, 2003. Except where noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

     The second column shows separately shares which may be acquired by exercise of stock options or warrants within 60 days after April 15, 2003, by the Directors and executive officers individually and as a group. These shares are included in the numbers shown in the first column. Shares of common stock that may be acquired by exercise of stock options or warrants are deemed outstanding for purposes of computing the percentage beneficially owned by the persons holding these options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Number of Shares of

	Common Stock

Name And Address Of Beneficial Owner	Beneficially Owned	Percentage

Larry D. Key(2) 3300 Jim Moore Road Dacula, Georgia 30019	62,938	3.58%
John T. Hopkins III (3) 6504 Yacht Club Road Flowery Branch, Georgia 30542	45,510	2.61%
James B. Ballard (4) 2400 Bagley Road Cumming, Georgia 30040	43,406	2.53%
Jerry M. Boles (4) 4435 Pemberton Cove Alpharetta, Georgia 30022	31,700	1.85%
W. H. Britt (5) 3260 Brisco Road Loganville, Georgia 30052	21,026	1.23%
Richard F. Combs (6) 1985 Burgundy Drive Braselton, Georgia 30517	56,761	3.31%
W. Grant Hayes (7) 412 Summit Ridge Drive Lawrenceville, Georgia 30045	8,857	*
Douglas A. Langley (8) 270 Constitution Boulevard Lawrenceville, Georgia 30045	38,000	2.22%
Norris J. Nash (9) 1176 Oleander Drive Lilburn, Georgia 30247	42,313	2.46%
J. Joseph Powell (10) 2335 Bagley Road Cumming, Georgia 30041	40,757	2.38%
William S. Stanton, Jr. (11) 5081 Hodgrins Place Lilburn, Georgia 30047	48,710	2.84%
All directors and officers as a group (11 persons)	439,978	24.06%

*	Less than 1%

(1)	On a fully-diluted basis, except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information shown above is based upon information furnished by the named persons and based upon “beneficial ownership” concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days.

(2)	Includes options to purchase 46,000 shares of our common stock.

(3)	Includes options to purchase 35,500 shares of our common stock.

(4)	Includes options to purchase 6,700 shares of our common stock.

(5)	Includes options to purchase 5,000 shares of our common stock.

(6)	Includes options to purchase 3,400 shares of our common stock.

(7)	Includes 2,500 shares owned by a company that Mr. Hayes controls, and options to purchase 1,000 shares of our common stock.

(8)	Includes 3,600 shares owned by Mr. Langley’s wife, 28,000 shares held by the Ashworth & Associates, P.C. 401(k) Profit Sharing Plan, of which Mr. Langley is the Trustee, and options to purchase 3,900 shares of our common stock.

(9)	Includes 2,500 shares held by a general partnership that Mr. Nash controls and options to purchase 6,700 shares of our common stock.

(10)	Includes 10,714 shares owned by a company that Mr. Powell controls and options to purchase 3,900 shares of our common stock.

(11)	Includes options to purchase 5,700 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our officers and Directors were not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during 2002.

GENERAL INFORMATION

Shareholder Proposals for 2004 Annual Meeting

     In order to be considered for inclusion in the Proxy Statement and Proxy to be used in connection with our 2004 Annual Meeting of Shareholders, shareholder proposals must be received by our Secretary no later than February 4, 2004.

     A shareholder may wish to have a proposal presented at the 2004 Annual Meeting of Shareholders but not to have the proposal included in our Proxy Statement and Proxy relating to that meeting. If notice of any such proposal (addressed to our Secretary at our address set forth on the first page of this Proxy Statement) is not received by us by March 14, 2004, then such proposal shall be deemed untimely and the persons named in the proxies solicited by our Board of Directors for the 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.

Form 10-KSB

     Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, which was filed with the Securities and Exchange Commission, is included with this Proxy Statement. Copies of exhibits and documents filed with our Annual Report or referenced therein will be furnished to shareholders of record who make written request therefor to us at 165 Nash Street, Lawrenceville, Georgia 30045, Attention: John T. Hopkins III.

Solicitations of Proxies

     The cost of soliciting proxies will be paid by us. This solicitation is being made by mail, but may also be made by telephone or in person by our officers and employees. We will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

By Order Of The Board Of Directors

/s/ John T. Hopkins III John T. Hopkins III, Secretary

April 28, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

Exhibit “A”

GBC BANCORP, INC.
AUDIT COMMITTEE CHARTER

I. Purpose

     The Audit Committee is appointed by the Board to:

•	assist the Board of Directors in monitoring and ensuring:

o	the integrity of the Company’s financial statements;
o	the Company’s compliance with legal and regulatory requirements;
o	the qualifications and independence of the Company’s independent auditors; and
o	the performance of the Company’s internal audit function and external auditors;

•	prepare the report required to be prepared by the Audit Committee under the rules of the Securities and Exchange Commission (“SEC”) for inclusion in the Company’s annual Proxy Statement; and

•	oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

II. Membership

     The Audit Committee shall be composed of not less than three members, appointed annually by the Board. All of the members of the Audit Committee shall satisfy the independence requirements of §10A (“§10A”) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended by the Sarbanes-Oxley Act of 2002 (the “Act”) and shall satisfy any other applicable regulatory requirements.

     The Audit Committee shall endeavor to include at least one “audit committee financial expert,” as that term is defined in §10A.

III. Meetings

     The majority of the members of the Audit Committee shall constitute a quorum. The action of a majority of those present at a meeting at which a quorum is present will be the act of the Audit Committee. Any action required to be taken at a meeting of the Audit Committee will nonetheless be deemed the action of the Audit Committee if all of the members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

     The Chair will make regular reports to the Board of Directors. The Audit Committee may form and delegate authority to subcommittees when appropriate. The Secretary of the Audit Committee Secretary will give notice and keep minutes of all Audit Committee meetings.

     The Audit Committee will meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Audit Committee will meet separately with management, the independent auditors and internal auditor at least quarterly. The Secretary of the Audit Committee will prepare a preliminary agenda. The Chair will make the final decision regarding the agenda. The Audit Committee may perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Board deems necessary or appropriate.

IV. Responsibilities and Duties

     The Audit Committee is granted the authority to investigate any activity of the Company and its subsidiaries, and all employees are directed to cooperate as requested by members of the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s legal counsel or independent auditor to attend a Committee meeting. The Audit Committee has the authority to retain special legal, accounting or other consultants as necessary to advise the Audit Committee. The independent auditors for the Company are accountable to the Board and the Audit Committee as representatives of the shareholders.

     In carrying out its responsibilities, the Board of Directors believes the policies and procedures of the Audit Committee shall remain flexible, in order to best react to changing conditions. The Audit Committee will:

•	Possess the ultimate authority to select, retain, determine funding for and when appropriate, terminate the Company’s independent auditors.

•	Approve in advance all audit and non-audit engagement services to be provided to the Company by the independent auditors, other than as otherwise permitted by law and other than “prohibited non-auditing services” as defined in §10A(g) of the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to approve in advance all such audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Audit Committee at its next meeting.

•	Review the annual written statement from the independent auditor of the Company describing:

o	the auditor’s internal quality control procedures;

o	any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and

o	all relationships between the independent auditors and the Company, including each permissible non-audit service provided to the Company, consistent with Independence Standards Board Standard 1.

•	Review the qualifications, performance and independence of the lead partner of the independent auditor team and the audit firm itself. In making this review, the Audit Committee will take into account the assessments of management and the Company’s internal auditors.

•	Evaluate whether it is appropriate to rotate the lead audit partner or the audit firm itself.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

•	Review with the independent auditor any reports or communications required by or referred to in Statement of Auditing Standards (“SAS”) No. 61, including any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

o	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

o	Any changes required in the planned scope of the audit; and

o	Any accounting adjustments proposed by the auditor but “passed” as immaterial or otherwise.

•	Obtain from the independent auditors assurance that the annual audit was conducted in a manner consistent with §10A, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

•	Review with management and the independent auditors, the Company’s annual audited financial statements and quarterly financial statements, including:

o	the Company’s disclosures under “Management’s Discussion and Analysis or Plan of Operation”;

o	major issues regarding accounting principles and auditing standards and financial statement presentation; and

o	the independent auditor’s judgment as to the accuracy of financial information, adequacy of disclosures and quality of the Company’s accounting principles.

•	Review as needed an analysis prepared by management or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation and presentation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained SAS No. 50 letters.

•	Establish procedures for:

o	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

o	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	Set policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

•	Annually review with the independent auditors, the Company’s internal auditors, and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and any special audit steps adopted in light of material control deficiencies, and make or review any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose payments, transactions or procedures that might be deemed illegal or otherwise improper.

•	Review the internal audit function of the Company, including the independence of the function, the ability of the function to raise issues to the appropriate level of authority, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. The Audit Committee should request copies or summaries of the significant reports to management prepared by the internal auditing department and management’s responses. Review recommendations and findings of the internal auditors to assure that appropriate actions are taken by management.

•	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Meet periodically with management to review the Company’s policies with respect to risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Review and approve significant changes to the Company’s selection or application of accounting principles and practices as suggested by the independent auditor, internal auditor or management.

•	Review with the Company’s legal counsel:

o	legal matters that may have a material impact on the financial statements or reflect upon the Company’s compliance policies;

o	any material reports or inquiries received from regulators or governmental agencies;

o	material pending legal proceedings involving the Company; and

o	other contingent liabilities.

•	Review disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations under the Act, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

•	Conduct or authorize an appropriate review of any related-party transactions deemed significant by the Audit Committee.

•	Review the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

•	Conduct or authorize an investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside legal counsel for this purpose if, in its judgment, such investigation is appropriate.

•	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•	Review the Audit Committee’s performance annually.

V. Continuous Flow of Information to Audit Committee Members

     The Audit Committee shall identify and routinely access all relevant information necessary to carry out its responsibilities, including key operating reports of the Company. The Audit Committee shall, at its discretion, retain and determine funding for outside resources including advice and assistance from outside legal, accounting or other advisors to help review and assess such information.

VI. Limitations

     The function of the Audit Committee is oversight. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

FORM OF PROXY

GBC BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 17, 2003
Proxy

     This proxy is solicited on behalf of the Board of Directors of GBC Bancorp, Inc. (the “Company”). The undersigned hereby constitutes and appoints Larry D. Key and John T. Hopkins III and each of them, the true and lawful attorneys and proxies for the undersigned, to act and vote all of the undersigned’s capital stock of the Company at the Annual Meeting of Shareholders, to be held at the main office of Gwinnett Banking Company at 165 Nash Street, Lawrenceville, Georgia 30045 at 9:00 a.m. on Tuesday, June 17, 2003, and at any and all adjournments thereof, for the purposes of considering and acting upon the matter proposed by the Company that is identified below. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director listed below.

1.    ELECTION OF DIRECTORS.

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below)

FOR all nominees listed to the right (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees	☐ ☐	Larry D. Key James B. Ballard Jerry M. Boles W.H. Britt	Richard F. Combs William G. Hayes Douglas A. Langley Norris J. Nash	J. Joseph Powell William S. Stanton, Jr.

FOLD AND DETACH HERE

     In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies. This proxy may be revoked at any time prior to voting hereof.

     THIS PROXY WHEN PROPERLY EXECUTED, DULY RETURNED AND NOT REVOKED WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF THE ELECTION OF NOMINEES FOR DIRECTOR LISTED ABOVE.

Dated:	---------------------------, 2003

Signature(s)

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.